UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	The Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On June 1, 2023, the Company’s Board of Directors (the “Board”) appointed Dr. Winfred Parnell as a director, effective immediately. Dr. Parnell will serve as a director until the Company’s 2024 annual meeting of stockholders. Dr. Parnell was also appointed to the Nominating and Corporate Governance Committee of the Board. The Board has determined that Dr. Parnell meets the independence requirements of the Nasdaq listing standards and applicable Securities and Exchange Commission (“SEC”) regulations.

Departure of Interim Chief Financial Officer

Effective May 31, 2023, Marlene McLennan’s term as Interim Chief Financial Officer of Aspira Women’s Health Inc. (the “Company”) has come to a close, pursuant to her Employment Agreement with the Company.  As previously announced, Dr. Torsten Hombeck will begin his service as the Company’s Chief Financial Officer on June 15, 2023.

Item 8.01 Other Events.

Regained Compliance with Nasdaq

On May 26, 2023, Aspira Women’s Health Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) that the Company has regained compliance with the minimum closing bid price of $1.00 per share, as is required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”), based on achieving a closing bid price of $1.00 per share or greater for 10 consecutive business days for the period from May 12, 2023 to May 25, 2023. The Notice also indicated that because the Company is now in compliance with the Bid Price Requirement, Nasdaq considers the matter closed.

As the Company previously reported on that certain Current Report on Form 8-K filed on June 2, 2022 with the U.S. Securities and Exchange Commission, on June 1, 2022, the Company received a deficiency letter from the Staff notifying the Company that, for the preceding 30 consecutive business days, the Company had not been in compliance with the Bid Price Requirement. On November 29, 2022, the Company received a written notice from the Staff notifying the Company that it had been granted an additional 180 calendar days, or until May 29, 2023, to regain compliance with the Bid Price Requirement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit  Description

No.

104Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: June 2, 2023	By:	/s/ Minh Merchant
Minh Merchant
Secretary and General Counsel